UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 20, 2016
(May 17, 2016)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 17, 2016, PNM Resources, Inc. (“PNMR”) held its Annual Meeting of Shareholders (the “Meeting”).

As of March 28, 2016, the record date for the Meeting, there were 79,653,624 shares of PNMR’s common stock outstanding and entitled to vote at the Meeting.

Set forth below are the final voting results for each of the six proposals submitted to a vote of PNMR’s shareholders at the Meeting. Under state law abstentions have the effect of a vote against the matter.

The following eight nominees were elected to PNMR’s Board of Directors to serve as directors for a one year term that expires at PNMR’s Annual Meeting of Shareholders to be held in 2017. The votes cast with respect to the eight nominees presented at the Meeting were as follows:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Norman P. Becker	70,085,388	190,664	4,509,146
Patricia K. Collawn	69,775,567	500,485	4,509,146
E. Renae Conley	69,019,052	1,257,000	4,509,146
Alan J. Fohrer	69,006,390	1,269,662	4,509,146
Sidney M. Gutierrez	69,387,221	888,831	4,509,146
Maureen T. Mullarkey	69,794,643	481,409	4,509,146
Donald K. Schwanz	69,890,063	385,989	4,509,146
Bruce W. Wilkinson	70,075,425	200,627	4,509,146

The appointment of KPMG LLP to serve as PNMR's independent public accountants for the year ending December 31, 2016, was ratified by PNMR's shareholders by the vote indicated below:

Votes For	Votes Against	Abstentions
74,525,876	128,675	130,647

PNMR's shareholders approved, on an advisory basis, the compensation of PNMR's named executive officers, by the vote indicated below:

Votes For	Votes Against	Abstentions	Broker Non-Votes

63,758,738	6,315,163	202,151	4,509,146

A shareholder proposal requesting that Public Service Company of New Mexico (“PNM”) adopt quantitative goals for reducing greenhouse gas emissions and issue an annual report thereon was not approved. The vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

20,321,350	40,501,835	9,452,867	4,509,146

A shareholder proposal requesting that PNMR adopt sustainability as a performance measure for executive compensation was not approved. The vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

2,136,064	60,195,537	7,944,451	4,509,146

A shareholder proposal requesting that PNM issue an annual sustainability report was not approved. The vote was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

24,694,905	36,101,376	9,479,771	4,509,146

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
(Registrant)

Date: May 20, 2016	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President and Corporate Controller
(Officer duly authorized to sign this report)